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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1999, except as to Note 4, as to which the date is February 26, 1999, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of NextCard, Inc. and subsidiary for the registration of shares of its common stock.


                                                           /s/ ERNST & YOUNG LLP

San Francisco, California
March 17, 1999